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                                                                    Exhibit 21.1
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                              Aerovox Incorporated
                                  Subsidiaries

Aerovox de Mexico S.A. De C.V.
R.F.C. AME 921117RHA
Ave. Vincente Guerrero No. 8234
CP. 32449
Cd. Juarez, Chihuahua
Mexico

BHC Aerovox Ltd.
20-21 Cumberland Drive
Granby Industrial Estate
Weymouth, Dorset DT4 9TE
England